                                                                   EXHIBIT 99.2



                            C-CUBE SEMICONDUCTOR INC.
                           DIRECTORS STOCK OPTION PLAN


     1. Purpose. The C-Cube Semiconductor Inc. Directors Stock Option Plan (the "Plan") shall become effective upon the effectiveness of the spinoff of C-Cube Semiconductor Inc. (the "Company") from C-Cube Microsystems Inc. (the "Effective Date"). The purpose of the Plan is to create additional incentive for the non-employee directors of the Company and any of its successor to promote the financial success and progress of the Company and any present or future parent and/or subsidiary corporations of the Company. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Administration. The Plan shall be administered by the Company's Board of Directors (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Board shall have no authority, discretion, or power to select the non-employee directors of the Company who will receive options under the Plan, to set the exercise price of the options granted under the Plan, to determine the number of shares of common stock to be granted under option or the time at which such options are to be granted, to establish the duration of option grants, or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3. Eligibility and Type of Option. Options may be granted only to directors of the Company who, at the time of such grant, are not employees of the Company or of any parent or subsidiary corporation of the Company ("Outside Directors"). Options granted to Outside Directors shall be nonstatutory stock options; that is, options which are not treated as having been granted under section 422(b) of the Code.

     4. Shares Subject to Option. Options shall be for the purchase of shares of authorized but unissued common stock or treasury shares of common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 8 below. The maximum number of shares of Stock which may be issued under the Plan shall be 450,000 shares. In the event that any outstanding Option for any reason expires or is terminated and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant.

     5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the Effective Date.

     6. Terms, Conditions and Form of Options. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in substantially the form attached hereto as Exhibit A (the "Option Agreement"), which written agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          (a) Automatic Grant of Options. Subject to execution by an Outside Director of an appropriate Option Agreement, options shall be granted automatically and without further action of the Board, as follows:

               (i) On the Effective Date, each Outside Director holding office on the Effective Date who does not then hold an option to acquire shares of Stock shall be granted an Option to purchase Forty Thousand (40,000) shares of Stock.

               (ii) Each person who is newly elected or appointed as an Outside Director after the Effective Date shall be granted an Option on the day immediately following such initial election or appointment to purchase Forty Thousand (40,000) shares of Stock.

               (iii) Each Outside Director shall be granted on each Outside Director's Anniversary Date an Option to purchase Ten Thousand (10,000) shares of Stock. For purposes of this section, an Outside Director's Anniversary Date shall be as follows:

                    (A) For an Outside Director holding office on the Effective Date, the Anniversary Date shall be the date which is one year after the Effective Date and successive annual anniversaries thereof.

                    (B) For each Outside Director who is first elected or appointed after the Effective Date, the Anniversary Date shall be the date which is one year after such election or appointment and successive annual anniversaries thereof.

               (iv) Notwithstanding the foregoing, any Outside Director may elect not to receive an Option granted pursuant to this paragraph 6(a) by delivering written notice of such election to the Board, which, in the case of an initial Option grant, shall be no later than the Effective Date or the date upon which such Outside Director is appointed or elected to the Board.

               (v) Notwithstanding any other provision of the Plan to the contrary, no Option shall be granted to any individual on a day when he or she is no longer serving as an Outside Director of the Company.

          (b) Option Exercise Price. The exercise price per share of Stock subject to an Option shall be the fair market value of a share of the common stock of the Company on the date of the granting of the Option. If the common stock of the Company is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of grant or, if the date of grant does not fall on a day on which the common stock of the Company is traded, on the last market trading day prior to the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable. If the common stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a Share of common stock of the Company shall be the mean between the high bid and low asked prices for the common stock on the date of grant or, if the date of grant does not fall on a day on which the common stock of the Company is traded, on the last market trading day prior to the date of grant, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

          (c)  Exercise Period and Exercisability of Options.

               (i) An Option granted pursuant to the Plan shall be exercisable for a term of ten (10) years.

               (ii) Subject to section 6(c)(iii), Options granted pursuant to Sections 6(a)(i) and 6(a)(ii) of the Plan shall first become exercisable on the day (the "Initial Vesting Date") which is one year from the date on which the Option was granted. The Option shall be exercisable on and after the Initial Vesting Date and prior to termination of the Option in an amount equal to the number of Option Shares multiplied by the Vested Ratio as set forth below, less the number of shares previously acquired upon exercise of the Option.

                                                                    Vested Ratio
                           (A)    Prior to Initial Vesting
                                  Date                                   0
                                  On Initial Vesting Date,               1/4
                                  provided the Optionee has
                                  continuously served as a
                                  director of the Company
                                  from the date the Option
                                  was granted until the
                                  Initial Vesting Date.
               Plus

                           (B)    For each full month of the            1/48
                                  Optionee's continuous
                                  service as a director of
                                  the Company from the
                                  Initial Vesting Date.



               (iii) Notwithstanding anything contrary in this Plan, Options granted pursuant to section 6(a)(i) to Outside Directors who were serving on the Board of Directors of C-Cube Microsystems Inc. immediately prior to the Effective Date shall vest and become exercisable in forty-eight (48) successive equal monthly installments upon the Optionee's completion of each month of continuous service as a director measured from the Effective Date.

               (iv) Each ten thousand (10,000)-share option granted pursuant to
Section 6(a)(iii) shall become exercisable in forty-eight (48) successive equal monthly installments upon the Optionee's completion of each month of continuous service as a director measured from the option grant date.

          (d) Payment of Option Exercise Price. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or in cash equivalent, (ii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (iii) by any combination thereof. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedure for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

          (e) Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the
Company:

               (i) a merger or consolidation in which the Company is not the surviving corporation;

               (ii) a merger or consolidation in which the Company is the surviving corporation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation;

               (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 1 above) of the Company;

               (iv) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; or

               (v)  a liquidation or dissolution of the Company.

               In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to assume the Company's rights and obligations under outstanding Options or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event of a Transfer of Control which occurs more than two years after the date the Plan is adopted, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of a date prior to the Transfer of Control, as the Board shall specify. The exercise and/or vesting that was permissible solely by reason of this paragraph 6(e)(v) shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.


          (f) Stockholder Approval Any Option granted pursuant to the Plan shall be subject to obtaining stockholder approval of the Plan prior to the grant thereof.

     7. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the Option Agreements either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by the Optionee on exercise of an Option in the event such Optionee's service as a director of the Company is terminated for any reason.

     8. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, the number of shares to be granted under the Plan and to any outstanding Options and in the Option exercise price of any outstanding Options in the event of a stock dividend, stock split, recapitalization, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

     9. Options Non-Transferable. Unless otherwise determined by the Administrator, an Option shall not be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

     10.  Termination or Amendment of Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

                                    EXHIBIT A


                            C-CUBE SEMICONDUCTOR INC.
                       NONSTATUTORY STOCK OPTION AGREEMENT
                              FOR OUTSIDE DIRECTORS


     C-Cube Semiconductor Inc., a Delaware corporation (the "Company"), hereby grants to ________________________ (the "Optionee") an option to purchase a total of _______________ (_______) shares of the common stock of the Company (the "Number of Option Shares") under the C-Cube Semiconductor Inc. Directors Stock Option Plan (the "Plan"), at an exercise price of $______ per share and in the manner and subject to the provisions of this Option Agreement (the "Option"). The grant, in all respects, is subject to the terms and conditions of this Option Agreement and the Plan, the provisions of which are incorporated by reference herein. Unless otherwise provided in this Option Agreement, defined terms shall have the meaning given to such terms in the Plan.

     1. Grant of the Option. The Option is granted effective as of (the "Date of Option Grant"). The Number of Option Shares and the exercise price per share of the Option are subject to adjustment from time to time as provided in the Plan.

     2. Status of the Option. The Option is intended to be a nonstatutory stock option and shall not be treated as an incentive stock option as described in section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     3. Term of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (i) the date ten (10) years after the Date of Option Grant, (ii) the last date for exercising the Option following termination of the Optionee's service as a director of the Company as described in paragraph 6 below, or (iii) upon a Transfer of Control of the Company as described in the Plan.

     4.   Exercise of the Option.

          (a)  Right to Exercise.

               (i) The Option first becomes exercisable on the day which is one year from the Date of Option Grant (the "Initial Vesting Date") provided the Optionee has continuously served as a director of the Company from the Date of Option Grant until the Initial Vesting Date. The Option shall be exercisable on and after the Initial Exercise Date and prior to the termination of the Option in the amount equal to the Number of Option Shares multiplied by the Vested Ratio as set forth in paragraph 4(a)(ii), below, less the number of shares previously acquired upon exercise of the Option.

                                                        Vested Ratio
               (ii)   Prior to Initial Vesting Date           0

                      On Initial Vesting Date,              1/4
                      provided the Optionee has
                      continuously served as a
                      director of the Company
                      from the date the Option
                      was granted until the
                      Initial Vesting Date.
          Plus

                      For each full month of the           1/48
                      Optionee's continuous service
                      as a director of the Company
                      from the Initial Vesting Date.


               (iii) In no event shall the Option be exercisable for more shares than the Number of Option Shares.

          (b) Method of Exercise. The Option may be exercised by written notice to the Company which must state the election to exercise the Option, the number of shares of stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement and the Plan. The written notice must be signed by the Optionee and must be delivered in person or by certified or registered mail, return receipt requested, to the Chief Financial Officer of the Company, or other authorized representative of the Company, prior to the termination of the Option as set forth in paragraph 3 above, accompanied by full payment of the exercise price for the number of shares of stock being purchased in a form permitted under the terms of the Plan.

          (c) Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option including, without limitations obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares of stock acquired on exercise of the Option, or (iii) the lapsing of any restriction with respect to any shares acquired on exercise of the Option.

          (d) Certificate Registration. The certificate or certificates for the shares of stock as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

          (e) Restriction on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of stock on exercise of the Option shall be subject to compliance with all of the applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of shares of stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares of stock issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

          (f) Fractional Shares. The Company shall not be required to issue fractional shares of stock upon the exercise of the Option.

     5. Non-Transferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

     6.   Termination of Service as a Director.

          (a) Termination of Director Status. If the Optionee ceases to be a director of the Company for any reason except death or disability within the meaning of section 22(e)(3) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be a director, may be exercised by the Optionee at any time prior to the expiration of three (3) months from the date on which the Optionee's service as a director of the Company terminated, but in any event no later than the Option Term Date. If the Optionee ceases to be a director of the Company because of the death or disability of the Optionee within the meaning of section 22(e)(3) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be a director, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of six (6) months from the date on which the Optionee's service as a director of the Company terminated, but in any event no later than the Option Term Date. The Optionee's service as a director of the Company shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of service as a director of the Company. Except as provided in this paragraph 6, an Option shall terminate and may not be exercised after the Optionee ceases to be a director of the Company.

     7. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of stock covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate or certificates are issued, except as provided in the Plan.

     8. Effect of Change in Stock Subject to the Option. Appropriate adjustments shall be made in the number, exercise price and class of shares of stock subject to the Option in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company. In the event a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become shares of another corporation (the "New Shares"), the Company may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price shall be adjusted in a fair and equitable manner.

     9. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

          (a) a merger or consolidation in which the Company is not the surviving corporation;

          (b) a merger or consolidation in which the Company is the surviving corporation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation;

          (c) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in Section 2.1 above) of the Company);

          (d) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; or

          (e)  A liquidation or dissolution of the Company.

          In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to assume the Company's rights and obligations under the Option or substitute options for the Acquiring Corporation's stock for the Option. In the event of a Transfer of Control which occurs more than two (2) years after the date the Plan is adopted, the unexercisable and/or unvested portion of the Option shall immediately be exercisable and vested as of a date prior to the Transfer of Control, as the Board shall specify. The exercise and/or vesting that is permissible solely by reason of this paragraph shall be conditioned upon the consummation of the Transfer of Control. To the extent the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control, the Option shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

     10. Legends. The Company may at any time place legends referencing any applicable federal or state securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of stock acquired pursuant to the Option in the possession of the Optionee in order to effectuate the provisions of this paragraph.

     11. Binding Effect. Option Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon the Company and the Optionee and the Optionee's heirs, executors, administrators, successors and assigns.

     12. Termination or Amendment. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan and/or the Option at any time subject to any limitations described in the Plan; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee.

     13. Integrated Agreement. This Option Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein and therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company other than those as set forth or provided for herein or therein. To the extent contemplated herein and therein, the provisions of this Option Agreement and the Plan shall survive any exercise of the Option and shall remain in fun force and effect.

     14. Applicable Law. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                                             C-CUBE SEMICONDUCTOR INC.

                                             By: _______________________________

                                             Title: ____________________________

     The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and the Plan and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement or the Plan.

     The undersigned acknowledges receipt of a copy of the Plan.


Date:
      ------------------------------           ------------------------------
                                                        Signature

                            NONSTATUTORY STOCK OPTION
                               NOTICE OF EXERCISE

To:     Chief Financial Officer
        C-Cube Semiconductor Inc.

        I hereby exercise my Option to purchase the number of shares (the "Shares") of Common Stock of C-Cube Semiconductor Inc. (the "Company') set opposite my signature below. Full payments for the Shares in the manner set forth in my Option Agreement accompanies this notice.

        I hereby authorize payroll withholding and otherwise will make adequate provision for foreign, federal and state tax withholding obligations, if any, as more fully set forth in my Option Agreement.

        I understand that the Shares are being purchased pursuant to the terms of the C-Cube Semiconductor Inc. Directors Stock Option Plan and my Option Agreement, copies of which I have received and carefully read and understand.

Date of Exercise:
                   -------------------


Date of Option Agreement:
                         -------------------

Shares Being Purchased:
                       ---------------------
Price per Share: $
                  -------------


                                               ---------------------------------
                                               Signature


                                               ---------------------------------
                                               Print Name


                                               ---------------------------------
                                               Social Security Number


                                               ---------------------------------
                                               Address

                                               ---------------------------------